Exhibit 10.5

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and made effective as of the 31st day of December, 2024, by and between VOXX International Corporation (the “Company”) and Charles M. Stoehr (“Executive”).

Recitals

WHEREAS, Executive is employed by the Company pursuant to an Employment Agreement effective as of March 1, 2019, as amended three times since then (the “Agreement”);

WHEREAS, the parties hereto reserved the right to amend the Agreement pursuant to the terms of Section 13 thereof; and

WHEREAS, Executive and the Company desire to amend the Agreement as provided herein to ensure that the Agreement explicitly complies with Section 409A of the Internal Revenue Code of 1986, as amended, in all respects and undertakes such amendments pursuant to Prop. Treas. Reg. §1.409A-4, 73 Fed. Reg. 74,380 (Dec. 8, 2008), as partially reproposed at 81 Fed. Reg. 40,569, 40,584 (June 22, 2016), and in accordance with any applicable provisions of IRS Notice 2010-6.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and such other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Executive and the Company hereby agree as follows:

1.
The last sentence of Section 4.7 is hereby amended and restated in its entirety as follows:

“To the extent payments of “nonqualified deferred compensation” (for purposes of Section 409A of the Code) to be made under this Section 4 are conditioned upon the Executive’s execution and non-revocation of a release, such payments shall commence on the sixtieth (60th) day following the Date of Termination and the payment on that date shall be inclusive of all payments of “nonqualified deferred compensation” in arrears that would have otherwise been paid during such 60-day period, provided that such release is executed and becomes effective during such 60-day period.”

2.
This Amendment supersedes all prior agreements, written or oral, between the parties hereto relating to the subject matter of this Amendment. Except to the extent modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

616234450.2

3.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any counterpart may be transmitted via electronic transmission.

4.
Executive hereby represents and confirms he has been advised to consult, and has had the opportunity to consult, with legal counsel and has read and understands the terms of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date first set forth above.

EMPLOYEe

/s/ Charles M. Stoehr

Charles M. Stoehr

VOXX INTERNATIONAL cORPORATION

/s/ Loriann Shelton

Name: Loriann Shelton

Title: SVP/CFO/COO

Signature Page to Fourth Amendment to Employment Agreement